Exhibit 99.1
Kennedy Wilson Europe Real Estate Limited
Condensed Consolidated Financial Statements
For the six month period ended 30 June 2021

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Contents
    Page
Independent review report to Kennedy Wilson Europe Real Estate Limited    3
Condensed consolidated income statement    5
Condensed consolidated statement of comprehensive income    6
Condensed consolidated balance sheet    7
Condensed consolidated statement of changes in equity    8
Condensed consolidated cash flow statement    10
Notes to the condensed consolidated interim financial statements    11

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Independent review report to Kennedy Wilson Europe Real Estate Limited (the “Company”)

Conclusion
We have been engaged by Kennedy Wilson Europe Real Estate Limited (the “Company”) to review the condensed consolidated financial statements (the “interim financial statements”) in the half-yearly financial report for the six months ended 30 June 2021 of the Company and its subsidiaries, which comprises the condensed consolidated income statement, the condensed consolidated statement of comprehensive income, the condensed consolidated balance sheet, the condensed consolidated statement of changes in equity, the condensed consolidated cash flow statement, and the related explanatory notes.
Based on our review, nothing has come to our attention that causes us to believe that the interim financial statements in the half-yearly financial report for the six months ended 30 June 2021 are not prepared, in all material respects, in accordance with IAS 34 ‘Interim Financial Reporting’ as adopted by the European Union (the “EU”).

Scope of review
We conducted our review having regard to the Financial Reporting Council’s International Standard on Review Engagements (UK and Ireland) 2410 Review of Interim Financial Information Performed by the Independent Auditor of the Entity. A review of interim financial information consists of making enquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. We read the other information contained in the half-yearly financial report and consider whether it contains any apparent misstatements or material inconsistencies with the information in the condensed consolidated financial statements.
A review is substantially less in scope than an audit conducted in accordance with International Standards on Auditing (UK and Ireland) and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Directors’ responsibilities
The half-yearly financial report is the responsibility of, and has been approved by, the directors.
The annual financial statements of the Company are prepared in accordance with International Financial Reporting Standards (“IFRS”) as adopted by the EU. The directors are responsible for preparing the condensed set of financial statements included in the half-yearly financial report in accordance with IAS 34 ‘Interim Financial Reporting’, as adopted by the EU.

Our responsibility
Our responsibility is to express to the Company a conclusion on the condensed set of consolidated financial statements in the half-yearly financial report based on our review.

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Independent review report to Kennedy Wilson Europe Real Estate Limited (the ‘Company’) continued

The purpose of our review work and to whom we owe our responsibilities
This report is made solely to the Company in accordance with the terms of our engagement letter. Our review has been undertaken so that we might state to the Company those matters we are required to state to it in this report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the Company for our review work, for this report, or for the conclusions we have reached.

Caroline Flynn
For and on behalf of
KPMG
Chartered Accountants, Statutory Audit Firm
1 Stokes Place
St Stephen’s Green
Dublin 2
Ireland
23 August 2021

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Condensed consolidated income statement
For the six month period ended 30 June

		Six month period ended 30 June 2021	Six month period ended 30 June 2020
		Unaudited	Unaudited
	Notes	£m	£m
Revenue
Rental income	5	45.9	61.6
Hotel revenue	5	2.1	5.6
		48.0	67.2
Property related expenses		(14.8)	(18.5)
Hotel cost of sales		(6.0)	(9.5)
		(20.8)	(28.0)
Gross profit		27.2	39.2

Loss on sale of investment and development property and loan collateral	11	(0.2)	(3.7)
Net change in the fair value of equity-accounted investees	8	6.4	0.9
Net change in fair value of investment and development property	7	(9.2)	(59.0)
		24.2	(22.6)
Expenses
Administrative expenses		(3.0)	(2.8)
Investment management fee		(4.6)	(5.0)
		(7.6)	(7.8)
Results from operating activities before financing income and costs		16.6	(30.4)
Interest income		4.3	1.5
Interest expense		(27.0)	(22.6)
Finance costs		(2.9)	(3.3)
Net finance expense		(25.6)	(24.4)
Loss before taxation		(9.0)	(54.8)
Taxation	6	(1.6)	(5.1)
Loss for the period after taxation		(10.6)	(59.9)

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

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Condensed consolidated statement of comprehensive income
For the six month period ended 30 June

		Six month period ended 30 June 2021	Six month period ended 30 June 2020
		Unaudited	Unaudited
	Notes	£m	£m
Loss for the period after taxation		(10.6)	(59.9)

Other comprehensive income:
Items that may be reclassified subsequently to profit or loss:
Foreign operations – foreign currency translation differences		(28.0)	65.6
Hedge of net investment in foreign operations		24.9	(44.8)
		(3.1)	20.8
Items that will never be reclassified to profit or loss:
Net change in fair value of property, plant and equipment		3.3	(4.9)
Foreign exchange on revaluation reserve		(1.0)	2.7
Other comprehensive gain/(loss) for the period, net of taxation		2.3	(2.2)

Total comprehensive loss for the period, net of taxation		(11.4)	(41.3)

Loss attributable to:
Owners of the Company		(10.6)	(59.9)
		(10.6)	(59.9)

Total comprehensive loss attributable to:
Owners of the Company		(11.4)	(41.3)
		(11.4)	(41.3)

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

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Condensed consolidated balance sheet

		30 June 2021	31 December 2020
		Unaudited	Audited
	Notes	£m	£m
Non-current assets
Investment and development property	7	1,573.4	1,508.4
Loans secured by real estate		8.2	8.5
Property, plant and equipment		169.2	176.4
Investment in equity-accounted investees	8	127.5	92.1
Right-of-use asset		5.3	5.4
Deferred tax asset		5.6	5.2
		1,889.2	1,796.0
Current assets
Assets held-for-sale	7,12	5.9	34.7
Inventories		0.2	0.2
Rent and other receivables		31.3	42.9
Intercompany balances		151.6	153.8
Cash and cash equivalents		190.8	458.2
		379.8	689.8
Total assets		2,269.0	2,485.8
Current liabilities
Trade and other payables		(62.5)	(57.0)
Deferred income		(15.6)	(19.8)
Borrowings	9	(302.7)	(3.7)
		(380.8)	(80.5)
Non-current liabilities
Trade and other payables		(2.5)	(8.4)
Borrowings	9	(925.5)	(1,426.1)
Lease liability		(5.3)	(5.5)
Derivative financial liabilities		(22.1)	(25.4)
Deferred tax liability		(2.6)	(2.9)
		(958.0)	(1,468.3)
Total liabilities		(1,338.8)	(1,548.8)
Net assets		930.2	937.0
Equity
Stated capital		1,370.1	1,370.1
Foreign currency translation reserve		39.2	42.3
Revaluation reserve		26.6	24.3
Share-based payments reserve		20.0	15.4
Retained earnings		(525.7)	(515.1)
Total equity		930.2	937.0
On behalf of the Board of Directors.

Fraser Kennedy    Andrew McNulty
Director    Director
23 August 2021
The accompanying notes form an integral part of these condensed consolidated interim financial statements.

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Condensed consolidated statement of changes in equity
For the six month period ended 30 June 2021

	Attributable to owners of the Company
	Stated capital	Foreign currency translation reserve	Revaluation reserve	Share- based payments reserve	Retained earnings/(deficit)	Total equity
Unaudited	£m	£m	£m	£m	£m	£m
Balance as at 31 December 2020	1,370.1	42.3	24.3	15.4	(515.1)	937.0
Loss for the period	-	-	-	-	(10.6)	(10.6)
Other comprehensive income	-	(3.1)	2.3	-	-	(0.8)
Total comprehensive loss for the period	-	(3.1)	2.3	-	(10.6)	(11.4)
Transactions with owners of the Company recognised directly in equity:
Share-based settlement of investment management fee	-	-	-	4.6	-	4.6
	-	-	-	4.6	-	4.6
Total equity at 30 June 2021	1,370.1	39.2	26.6	20.0	(525.7)	930.2

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

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Condensed consolidated statement of changes in equity (continued)
For the six month period ended 30 June 2020

	Attributable to owners of the Company
	Stated capital	Foreign currency translation reserve	Revaluation reserve	Share- based payments reserve	Retained earnings/ (deficit)	Total equity
Unaudited	£m	£m	£m	£m	£m	£m
Balance as at 1 January 2020	1,325.1	23.3	36.7	5.5	(339.2)	1,051.4
Profit for the period	-	-	-	-	(59.9)	(59.9)
Other comprehensive income	-	20.8	(2.2)	-	-	18.6
Total comprehensive income for the period	-	20.8	(2.2)	-	(59.9)	(41.3)
Transactions with owners of the Company recognised directly in equity:
Contributions and distributions
Share-based settlement of investment management fee	-	-	-	5.0	-	5.0
Issue of ordinary shares	45.0	-	-	-	-	45.0
Dividends paid	-	-	-	-	(70.0)	(70.0)
	45.0	-	-	5.0	(70.0)	(20.0)
Total equity at 30 June 2020	1,370.1	44.1	34.5	10.5	(469.1)	990.1

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

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Condensed consolidated cash flow statement
For the six month period ended 30 June 2021

		Six month period ended 30 June 2021	Six month period ended 30 June 2020
		Unaudited	Unaudited
	Notes	£m	£m
Cash flows from operating activities
Loss for the period		(10.6)	(59.9)
Adjustments for non-cash items:
Loss on sale of investment property and loan collateral	11	0.2	3.7
Net change in fair value of investment and development property		9.2	59.0
Net change in fair value of equity-accounted investees		(6.4)	(0.9)
Net finance cost		24.9	25.0
Amortisation of loan fees, bond discount and premia		1.1	0.8
Amortisation of lease incentive		(0.1)	(5.7)
Taxation	6	1.6	5.1
Depreciation of fixed assets		3.3	3.4
Depreciation of right of use assets		-	0.1
Impairment of accounts receivable		1.6	2.3
Investment management fee		4.6	5.0
Operating cash flows before movements in working capital		29.4	37.9
Increase in rent and other receivables		(10.6)	(7.2)
Decrease in inventories		-	0.1
Decrease in deferred income		(4.2)	(2.5)
Increase / (decrease) in trade and other payables		8.6	(6.4)
Cash generated from operations before interest and taxation		23.2	21.9
Interest paid		(26.7)	(26.2)
Derivative instruments		(1.7)	(0.8)
Tax paid		(1.3)	(1.5)
Tax refunds received		-	0.7
Cash flows used in operating activities		(6.5)	(5.9)
Investing activities
Acquisition of and improvements to investment and development property		(192.5)	(8.8)
Disposal of investment and development property	11	126.6	140.2
Capital expenditure on property, plant and equipment		-	(0.5)
Investment in equity-accounted investees	8	(33.2)	(7.5)
Dividends received from equity-accounted investees	8	0.8	0.4
Return of capital from equity-accounted investees	8	-	24.9

Cash flows from/ (used in) investing activities		(98.3)	148.7
Financing activities
Amounts receivable from related party		8.5	(33.9)
Proceeds from borrowings	9	32.8	9.2
Repayments of secured and unsecured borrowings	9	(198.4)	(40.2)
Borrowings/drawings of loans secured by real estate		-	25.9
Transaction costs related to loans and borrowings	9	-	(0.6)
Issue of share capital		-	45.0
Dividends paid		-	(70.0)
Cash flows (used in) financing activities		(157.1)	(64.6)
Net increase/(decrease) in cash and cash equivalents		(261.9)	78.2
Cash and cash equivalents at beginning of period		458.2	201.9
Foreign exchange movements		(5.5)	6.1
Cash and cash equivalents at the reporting date		190.8	286.2
The accompanying notes form an integral part of these condensed consolidated interim financial statements.
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Notes to the condensed consolidated interim financial statements
For the six month period ended 30 June 2021
1. General information
Kennedy Wilson Europe Real Estate Limited (the ‘Company’) is a company incorporated in Jersey. These unaudited condensed consolidated interim financial statements (the ‘interim financial statements’) as at and for the six month period ended 30 June 2021 have been prepared and are presented in respect of the Company and its subsidiaries (together referred to as the ‘Group’).
The registered office of the Company is 47 Esplanade, St Helier, Jersey, JE1 0BD, Channel Islands.
2. Basis of preparation
A. Statement of compliance
These interim financial statements have been prepared in accordance with IAS 34 Interim Financial Reporting as promulgated by the International Accounting Standards Board, as adopted by the European Union, and should be read in conjunction with the Group’s last annual consolidated financial statements as at and for the year ended 31 December 2020. They do not include all the information required for a complete set of IFRS financial statements. However, selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Group’s financial position and performance since the last annual consolidated financial statements as at and for the year ended 31 December 2020 (the ‘Audited Financial Statements’).
The results are unaudited but were reviewed by the auditors of the Company.
B. Basis of measurement
The interim financial statements have been prepared on the going concern basis, applying the historical cost convention except for investment and development property, loans secured by real estate, property, plant and equipment and derivative financial instruments which are stated at their fair value using the accounting policies as set out in Note 3.
After making enquiries, the directors have a reasonable expectation that the Group has adequate resources to continue its operations for the foreseeable future. For this reason, they continue to adopt the going concern basis in preparing the financial statements.
The Group has strong liquidity and access to significant financial headroom between cash flows and existing reserves. Cash balances stood at £190.8 million at 30 June 2021.
The Investment Manager and its affiliates work closely with those tenants whose operations have continued to be impacted by COVID-19. Future cash flows have been forecast and stress-tested taking into account conservative assumptions relating to tenant performance.
If the Group wished to further bolster short to medium term liquidity beyond its already considerable reserves, it would be able to defer discretionary capital expenditure.
Banking facility covenants have been considered in conjunction with the conservative forecasts and the Investment Manager maintains an open dialogue with relationship lenders in the normal course of business, obtaining waivers where necessary.
Having reviewed the forecasts, applying adverse stress tests and taking into account available mitigating actions, including ultimate parent support and liquidity, the Directors consider it a remote possibility that the financial headroom could be depleted.
Accordingly, they do not anticipate any need to significantly curtail the scale of operations or other activity and believe that the Group will continue as a going concern.
C. Use of judgements and estimates
In preparing these interim financial statements, management has made judgements and estimates that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.
The significant judgements made by management in applying the Group’s accounting policies and the key sources of estimation uncertainty were the same as those described in the Annual Financial Statements.

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(i) Impact of Coronavirus (‘COVID-19’)
The pandemic commenced during the first quarter of 2020 and the duration and long term impact of it still remains uncertain at this time.
As a result of the unprecedented measures taken across the globe, the disruption and impact of the COVID-19 pandemic to the global economy and financial markets has been significant. The Group continues to closely monitor changes in applicable laws and guidance provided by local governments in the jurisdictions in which the Group invests.
During the six months ended 30 June 2021 all the markets in which the Group operates enforced some form of restriction on the operations of businesses although with increased vaccination rates these precautions are being lifted to varying degrees.
3. Significant accounting policies
Accounting policies adopted for the year ended 31 December 2020
The accounting policies and methods of computation and presentation adopted in the preparation of the interim financial statements are consistent with those applied in the Audited Financial Statements and are described therein on pages 15 to 23.
The Audited Financial Statements are available at eu.kennedywilson.com.
As at 30 June 2021, management prepare an internal analysis of the fair values of Investment and development property, Property Plant and Equipment and Investments in Equity-accounted investees. This analysis includes consideration of the independently obtained year-end valuations, changes in discount rates in the period, capitalised costs incurred and any changes to future expected cash flows.
The Group has not early adopted any other standard, interpretation or amendment that has been issued but is not yet effective.

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4. New standards, interpretations and amendments not yet effective
New/Revised International Financial Reporting Standards

Effective date[1]

Onerous Contracts - Cost of Fulfilling a Contract (Amendments to IAS 37)	1 January 2022
Property, Plant and Equipment: Proceeds before Intended Use (Amendments to IAS 16)	1 January 2022
Annual Improvements to IFRS standards 2018-2020 – Amendments to IFRS 1, IFRS 9, illustrative examples accompanying IFRS 16 and IAS 41	1 January 2022
Reference to the Conceptual Framework – Amendments to IFRS 3	1 January 2022
Classification of Liabilities as Current or Non-current – Amendments to IAS 1	1 January 2023

Disclosure of Accounting Policies – Amendments to IAS 1 and IFRS Practise Statement 2	1 January 2023
Definition of Accounting Estimate – Amendments to IAS 8	1 January 2023
Footnotes:
1.The effective dates are those applying to European Union endorsed IFRS if later than the IASB effective dates and relate to periods beginning on or after those dates detailed above.

Several other amendments and interpretations apply for the first time in 2021, but do not have an impact on the financial statements of the Group.
5. Operating segments
A. Basis of segmentation
The Group is organised into one business segment, against which the Group reports its segmental information, being the investment portfolio. Following the disposal of hotel assets and loans secured by real estate in recent years, the Group has just one remaining hotel asset and one remaining loan connection. Both have now been subsumed into the investment portfolio segment and are reported in a manner consistent with the internal reporting provided to the chief operating decision makers (the Board of directors).
The following summary describes the operations of the reportable segment:

Segment	Description
Investment portfolio	Property used primarily for the purpose of generating rental and other income and comprising office, retail, leisure, industrial, residential and hotel real estate assets and one loan secured by real estate assets.

The Group’s key measure of underlying performance of the investment portfolio is net operating income as this measure illustrates and emphasises it’s contribution to the reported profits of the Group and earnings per share. By focusing the prime performance measurement on net operating income, other statistical data such as valuation movements are separately highlighted for analysis and attention.

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B. Geographic information
Consistent with the prior year, the investment portfolio includes assets located in the United Kingdom, the Republic of Ireland, Italy and Spain. Italy and Spain are grouped together and reported as “Rest of Europe”.
The geographic information below analyses the Group’s investment portfolio revenues and asset valuation movements, by location.

I. Revenue and valuation movement

	Six month period ended 30 June 2021	Six month period ended 30 June 2020
	Unaudited	Unaudited
	£m	£m
United Kingdom
Rental income	27.6	37.9
Loss on sale of investment property and loan collateral	(0.1)	(4.2)
Fair value gain on equity-accounted investees	5.9	-
Net change in fair value of investment and development property	(8.8)	(36.8)
	24.6	(3.1)
Ireland
Rental income	11.9	16.4
Hotel revenue	2.1	5.6
Gain on sale of investment property and loan collateral	0.1	-
Fair value gain on equity-accounted investees	0.5	0.9
Net change in fair value of investment and development property	2.8	(15.7)
	17.4	7.2
Rest of Europe
Rental income	6.4	7.3
(Loss)/Gain on sale of investment property and loan collateral	(0.2)	0.5
Net change in fair value of investment and development property	(3.2)	(6.5)
	3.0	1.3
Total
Rental income	45.9	61.6
Hotel revenue	2.1	5.6
Loss on sale of investment property and loan collateral	(0.2)	(3.7)
Fair value gain on equity-accounted investees	6.4	0.9
Net change in fair value of investment and development property	(9.2)	(59.0)
	45.0	5.4

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6. Taxation
A. Company
The Company is tax resident in Jersey. Jersey has a corporate tax rate of zero under schedule D of the Income Tax (Jersey) Law 1961 as amended, so the Company is not subject to tax in Jersey on its income or gains and is not subject to United Kingdom or other jurisdiction corporation tax on any dividend or interest income it receives. No charge to Jersey taxation will arise on capital gains.
B. Group
The Directors conduct the affairs of the Group such that the management and control of the Group is exercised in Jersey. Except for the hotel operations in Ireland, the Group does not carry on a trade in any other jurisdiction.
The Group is liable to foreign tax on activities in its overseas subsidiaries. Outside of Jersey, the Group has subsidiaries and funds in Luxembourg, Ireland, Italy, Spain, the United Kingdom and the United States of America and investment and development property located in the United Kingdom, Ireland, Italy and Spain.
Details of tax rates applicable in the jurisdictions in which the Group operates are set out in Note 10 to the Audited Financial Statements.
C. Amounts recognised in the profit or loss

	Six month period ended 30 June 2021	Six month period ended 30 June 2020
	Unaudited	Unaudited
	£m	£m
Current tax expense
Current period	2.5	4.5
	2.5	4.5
Deferred tax credit
Tax effect of losses not previously recognised	(0.9)	0.5
Tax effect of previously unrecognised taxable temporary differences	-	0.1
	(0.9)	0.6
Tax expense	1.6	5.1

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7. Investment and development property

	30 June 2021	31 December 2020
	Unaudited	Audited
Reconciliation of carrying amounts of investment properties	£m	£m
Investment property
Opening balance	1,406.9	1,766.2
Acquisition of investment property	187.7	-
Disposal of investment property	(85.5)	(352.5)
Improvements to investment property	3.0	38.2
Transfer to assets held-for-sale	(5.6)	(4.4)
Transfer from assets held-for-sale	-	12.5
Net change in fair value	(13.4)	(96.0)
Effects of translation to presentation currency	(25.3)	42.9
Closing balance	1,467.8	1,406.9

	30 June 2021	31 December 2020
	Unaudited	Audited
Reconciliation of carrying amounts of property under development	£m	£m
Investment property under development
Opening balance	101.5	90.3
Development expenditure	5.6	14.3
Net change in fair value	2.8	(8.4)
Effects of translation to presentation currency	(4.3)	5.3
Closing balance	105.6	101.5
Disclosed as:
Carrying value of investment and development property	1,573.4	1,508.4
Assets held-for-sale (Note 12)	5.9	34.7
Adjustment in respect of straight line rent[1]	14.0	20.1
	1,593.3	1,563.2
Footnote:
1. Included as a component of the “Rent and other receivables” balance in the condensed consolidated balance sheet.

The cost of investment properties acquired during the period, inclusive of acquisition costs, is £187.7 (year ended December 2020: £Nil). The total expenditure incurred to acquire investment properties under development during the period is £Nil (year ended December 2020: £Nil).
Acquisition costs comprise primarily stamp duty, legal services, and other directly attributable costs and amounted to £10.2 million (year ended 31 December 2020: £2.2 million).
The cost of property carried as held for sale, inclusive of acquisition costs, is £5.9 million (year ended 31 December 2020: £34.7 million). Fair valuation gains of £1.4 million have been recognised on assets held for sale at 30 June 2021.
At 30 June 2021, the Group was contractually committed to £17.7 million (December 2020: £19.9 million) of future expenditure for the purchase, construction, development and enhancement of investment and development property.
The net fair value loss of £9.2 million (year ended 31 December 2020: net fair value loss £104.4 million) has been recognised in the Consolidated income statement. At 30 June 2021, a director valuation has been undertaken using the external valuations at 31 December 2020 as a foundation. The Directors confirm that the valuation techniques and the key unobservable inputs used in the valuation of the Group’s investment property and investment property under development at 31 December 2020 continue to apply for the period ended 30 June 2021. In performing this assessment, the directors worked with the Investment Advisors to develop valuations attributable to each investment property in the Group’s portfolio. These valuations were determined by reference to expected cash flows for each asset, and by applying capitalisation yields determined with reference to relevant industry benchmarks and market indices.

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A. Valuation process
Third party valuations are performed annually on 31 December. Director valuations are performed on 30 June 2021.

Further information on the valuation methodologies applicable to investment property and investment property under development is provided in Note 11 to the Audited Financial Statements. The Group considers that all of its investment and development property falls within Level 3 of the fair value hierarchy, as defined by IFRS 13 (as discussed in Note 5A of the Audited Financial Statements).
8. Investment in equity-accounted investees

	30 June 2021	31 December 2020
	Unaudited	Audited
	£m	£m
Opening balance	92.1	128.3
Additions	33.2	33.1
Dividends received	(0.8)	(45.2)
Capital returned	-	(23.2)
Net change in fair value	6.4	(7.3)
Effects of translation to presentation currency	(3.4)	6.4
Closing balance	127.5	92.1
Further information on the valuation methodology is provided in Notes 3, 5 and 30 to the Audited Financial Statements.
There were no changes to valuation techniques during the period. As described in Note 7, the directors performed a valuation of each individual asset in the Group’s portfolio. The value of the Group’s investments in joint ventures, which comprise industrial assets, recognised strong valuation movement. The value of the remaining Group’s investments in development assets and residential properties have remained stable since year end.
9. Borrowings

	30 June 2021	31 December 2020
	Unaudited	Audited
	£m	£m
Secured	540.9	573.6
Unsecured	692.0	862.4
	1,232.9	1,436.0
Unamortised borrowing costs, bond discounts and bond premia	(4.7)	(6.2)
	1,228.2	1,429.8

Disclosed as:
Current	302.7	3.7
Non-current	925.5	1,426.1
	1,228.2	1,429.8

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A. Reconciliation of carrying value
Movements in the Group’s borrowings are analysed in the following table.

	30 June 2021	31 December 2020
	Unaudited	Audited
	£m	£m
Opening balance	1,429.8	1,498.4
Principal repayments on secured debt	(48.4)	(95.5)
Principal repayments on unsecured debt	(150.0)	(130.2)
Draw down of new secured debt	32.8	113.8
Borrowing costs incurred	(0.1)	(0.8)
Extinguishment of debt	0.1	-
Amortisation of borrowing costs and bond discounts, net of accretion of premia from bond and note taps	1.2	2.2
Effects of translation to presentation currency	(37.2)	41.9
Closing balance	1,228.2	1,429.8

The tables above, are presented net of unamortised borrowing costs, which will be released to the income statement over the period of the associated borrowing.
Further information on the maturity profile of borrowings, collateral, interest rate and currency profile as well as financial covenants are provided in Note 21 D to H of the Audited Financial Statements.
Further information on the fair value methodology is provided in Note 23 of the Audited Financial Statements.

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B. Secured borrowings
I. Book value

	Draw down date[1]	Effective interest rate	Maturity	30 June 2021	31 December 2020
				Unaudited	Audited
		%		£m	£m

£165.0 million mortgage borrowing	30 January 2015	2.91%	30 April 2023	137.1	137.1
£25.0 million mortgage borrowing	9 September 2019	1.855%	9 September 2025	24.7	24.7
€37.25 million mortgage borrowing[2]	22 January 2016	Euribor + 1.60%	29 December 2031	30.0	31.3
€70.38 million mortgage borrowing	4 December 2017	Euribor + 1.8%	4 December 2022	60.3	62.9
€87.0 million mortgage borrowing	4 December 2017	Euribor + 2.0%	4 December 2022	72.9	77.8
€68.52 million mortgage borrowing	4 December 2017	Euribor + 1.8%	4 December 2022	58.8	61.2
€72.0 million mortgage borrowing	26 June 2015	Euribor + 2.60%	25 June 2025	61.4	64.0
€30.06 million mortgage borrowing	11 February 2020	Euribor + 2.85%	11 February 2024	13.9	12.7
£12.5 million mortgage borrowing	20 October 2020	Libor + 3.00%	20 October 2023	-	12.4
€40 million mortgage borrowing	20 October 2020	Euribor + 3.00%	20 October 2023	-	35.8
£15.4 million mortgage borrowing	20 October 2020	Libor + 3.00%	20 October 2023	15.3	15.3
€40 million mortgage borrowing	20 October 2020	Euribor + 3.00%	20 October 2023	34.3	35.8

€35 million mortgage borrowing	19 January 2021	Euribor + 3.00%	19 January 2024	30.0	-
				538.7	571.0
Unamortised borrowing costs (included above)				2.2	2.6
				540.9	573.6

Footnotes:
1.Draw down date or date of acquisition, whichever is later.
2.Amortising loan.
Debt service is payable quarterly on all secured borrowings.

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C. Bonds and notes
I. Book value

	Issue date	Effective interest rate	Maturity	30 June 2021	31 December 2020
				Unaudited	Audited
		%		£m	£m
£219.8 million 3.95%, 7 year unsecured bond	30 June 2015	3.66%	30 June 2022	219.8	369.3
€550.0 million 3.25%, 10 year unsecured note	12 November 2015	3.25%	12 November 2025	469.7	489.6
				689.5	858.9
Unamortised borrowing costs, discounts and premia				2.5	3.5
				692.0	862.4

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10. Financial instruments – Fair values and risk management

A. Accounting classifications and fair values
The following table shows the book values and fair values of financial assets and financial liabilities, including their levels in the fair value hierarchy.
I. 30 June 2021

	Carrying amount						Fair value
	Fair value – hedging instruments	Mandatorily at FVTPL – others	FVOCI – debt instruments	FVOCI – equity instruments	Financial assets at amortised cost	Other financial liabilities	Level 1	Level 2	Level 3
Unaudited	£m	£m	£m	£m	£m	£m	£m	£m	£m
Financial assets measured at fair value
Loans secured by real estate	-	8.2	-	-	-	-	-	-	8.2
	-	8.2	-	-	-	-
Financial assets not measured at fair value
Rent and other receivables	-	-	-	-	16.2	-	-	-	-
Cash and cash equivalents	-	-	-	-	190.8	-	-	-	-
	-	-	-	-	207.0	-
Financial liabilities measured at fair value
Interest rate cross currency swaps designated as net investment hedges	(22.1)	-	-	-	-	-	-	(22.1)	-
	(22.1)	-	-	-	-	-
Financial liabilities not measured at fair value
Secured bank loans	-	-	-	-	-	(540.9)		-	(546.0)
Unsecured bond issues	-	-	-	-	-	(692.0)		(734.7)	-
Trade and other payables	-	-	-	-	-	(53.6)		-	-
	-	-	-	-	-	1,286.5

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II. 31 December 2020

	Carrying amount						Fair value
	Fair value – hedging instruments	Mandatorily at FVTPL – others	FVOCI – debt instruments	FVOCI – equity instruments	Financial assets at amortised cost	Other financial liabilities	Level 1	Level 2	Level 3
Audited	£m	£m	£m	£m	£m	£m	£m	£m	£m
Financial assets measured at fair value
Loans secured by real estate	-	8.5	-	-	-	-	-	-	8.5
	-	8.5	-	-	-	-
Financial assets not measured at fair value
Rent and other receivables	-	-	-	-	19.2	-	-	-	-
Cash and cash equivalents	-	-	-	-	458.2	-	-	-	-
	-	-	-	-	477.4	-
Financial liabilities measured at fair value
Zero cost foreign currency options designated as net investment hedges	-	-	-	-	-	-	-	-	-
Interest rate cross currency swaps designated as net investment hedges	(25.4)	-	-	-	-	-	-	(25.4)	-
	(25.4)	-	-	-	-	-
Financial liabilities not measured at fair value
Secured bank loans	-	-	-	-	-	(573.6)	-	-	(581.6)
Unsecured bond issues	-	-	-	-	-	(862.4)	-	(875.3)	-
Trade and other payables and deferred income	-	-	-	-	-	(53.7)	-	-	-
	-	-	-	-	-	(1,489.7)

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B. Measurement of fair values
The fair value of rent and other receivables, cash and cash equivalents, and trade and other payables approximate their carrying value and they are carried at amortised cost.
C. Financial risk management
The Group’s activities expose it to a variety of financial risks: market risk (including interest rate risk and foreign currency risk), credit risk and liquidity risk.
The interim financial statements do not include all financial risk management information and disclosures required in the Audited Financial Statements.
Further information on financial risk management is set out in Note 23 to the Audited Financial Statements. There have been no changes in any risk management policies since 31 December 2020.

11. Loss on sale of investment and development property and loan collateral

	Six month period ended 30 June 2021	Six month period ended 30 June 2020
	Unaudited	Unaudited
	£m	£m

Gross proceeds on disposal	126.9	167.5
Selling costs	(0.3)	(1.4)
Net proceeds on disposal	126.6	166.1
Carrying value	(126.8)	(169.8)
Loss on disposal	(0.2)	(3.7)
The carrying value of assets sold includes assets which were held-for-sale at 31 December 2020 of £34.7 million.
12. Assets held-for-sale
The Group has identified certain of its investment properties as held-for-sale in accordance with IFRS 5. The carrying value of such assets was £5.9 million at the balance sheet date (31 December 2020: £34.7 million).
During the period, the full portfolio of assets which were classified as held for sale at 31 December 2020, £34.7 million, were sold.
13. Subsequent event
On 1 July 2021, the Group disposed of a development asset to a new joint venture with an existing partner. The property was sold for its carrying value, £24.6 million.
On 5 July 2021, the Group made a repayment of €24.7 million across certain secured loan facilities.
On 10 August 2021, the Group announced it had elected to redeem the remaining balance (£219.8m) of its GBP£500m 2022 Bonds with a redemption date of 10 September 2021. In accordance with the Bond Trust Deed, the aggregate amount of the Bonds called for redemption will be redeemed at the Make Whole Redemption Price together with accrued interest to the redemption date.
14. Approval of the interim financial statements
These interim financial statements were authorised for issue by the Company’s Board of Directors on 23 August 2021.
        Page | 23